UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2019

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	30-0893689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 Highway 35 North, Suite 101

Middletown, New Jersey 07748

(Address of principal executive office, including zip code)

(800) 762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2019, NY – SHI, LLC, a New York limited liability company (“NY – SHI”), and EWSD I, LLC d/b/a SHI Farms, a Delaware limited liability company (“SHI Farms”), each a wholly-owned subsidiary of Notis Global, Inc., a Nevada corporation (the “Registrant”; and, collectively with NY – SHI and SHI Farms, the “Company”), entered into a joint venture agreement (the “Joint Venture Agreement”) with Canbiola Inc., a Florida corporation (“Canbiola”), and NY Hemp Depot, LLC, a Nevada limited liability company (“Canbiola Sub”). The purpose of the joint venture is to develop and implement a business model referred to as the “Depot Model” (the “Joint Venture”) to aggregate and purchase fully-grown, harvested industrial hemp from third-party farmers in the State of New York to be processed in any processing facility chosen by NY – SHI.

Pursuant to the Joint Venture Agreement, NY – SHI and Canbiola Sub will jointly seek farmers to grow and cultivate industrial hemp in the State of New York for the Joint Venture. In addition, the Joint Venture may sell to the farmers feminized hemp seeds, clone plants, and additional materials required to grow and cultivate industrial hemp and provide to the farmers the initial training reasonably required for them to grow industrial hemp.

Canbiola Sub is responsible for securing the building on behalf of the Joint Venture in the State of New York to house certain of the operations of the business of the Joint Venture (the “NY Hemp Depot Facility”). Canbiola Sub will manage and direct the day-to-day operations of the Joint Venture and provide farmer recruitment services. NY – SHI is responsible for providing to the Joint Venture technical expertise regarding the growth and cultivation of industrial hemp, a license from the New York State Department of Agriculture and Markets that permits the growth of industrial hemp (the “Cultivating License”), and the farmer recruitment services.

Upon the execution of the Joint Venture Agreement, Canbiola Sub delivered to NY – SHI a cash payment of $500,000.00 and, within 30 days of the Closing Date, Canbiola is obligated to issue and deliver $500,000.00 in value of Canbiola’s common stock to NY – SHI; provided that the Cultivating License has been amended to add the NY Hemp Depot Facility. Additionally, pursuant to the Joint Venture Agreement, SHI Farms has agreed to sell certain isolate to Canbiola or its designated affiliate at the cost of processing the isolate from biomass and granted Canbiola Sub an interest in the one and one-half percent payments due to SHI Farms in connection with its agreements with Mile High Labs.

The “gross profits” from the Joint Venture, which are defined as gross revenues less certain direct operational costs, will be distributed quarterly in arrears with the first distribution scheduled to be made on March 31, 2020, of which 70% is to be distributed to Canbiola Sub and 30% is to be distributed to NY – SHI.

The Joint Venture Agreement contains customary representations, warranties, covenants, and indemnities by each of its applicable parties.

The foregoing is a summary and is qualified in its entirety by reference to the Joint Venture Agreement, attached hereto as Exhibit 10.132.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.132*	Joint Venture Agreement dated July 11, 2019.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2019	NOTIS GLOBAL, INC.

	By:	/s/ Ned L. Siegel
Ned L. Siegel
Executive Chairman (Principal Executive Officer)